Exhibit 10.5.3

TELEFLEX INCORPORATED

2008 Stock Incentive Plan

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made as of ________________ (the “Grant Date”) between TELEFLEX INCORPORATED (the “Company”) and ________________ (referred to herein as “Participant”).

1.        On the Grant Date, the Company hereby grants to Participant the option (the “Option”) to purchase ______________ shares of the Company’s common stock, par value $1.00 per share (the “Shares”), pursuant and subject to the terms of the Teleflex Incorporated 2008 Stock Incentive Plan (the “Plan”), a copy of which has been delivered or made available to Participant and is incorporated herein by reference.  Terms used in this Agreement with initial capital letters without definition are defined in the Plan and have the same meaning in this Agreement.  The Option granted hereby is [an Incentive Stock Option/a Non-Qualified Stock Option].

2.        The purchase price per Share upon exercise of the Option is $______.

3.        Subject to the terms of the Plan, the Option shall vest and be exercisable only during the period beginning one year after the date hereof and ending ten years after the date hereof (the “Grant Expiration Date”).  During such period, the Shares may be purchased according to the following schedule:

(a)        on or after the 1st anniversary of the date hereof, one-third of the total number of Shares;

(b)        on or after the 2nd anniversary of the date hereof, an additional one-third of the total number of Shares;

(c)        after the 3rd anniversary of the date hereof, the Option may be exercised in full, i.e., the remaining one-third of the total number of shares.

The number of Shares, the Option price thereof and the rights granted hereby are subject to adjustment and modification as provided in the Plan.  The total number of Shares referred to in this Section means, at any relevant time, the number of shares stated in Section 1 hereof as such number shall then have been adjusted pursuant to the Plan.  Notwithstanding the foregoing, in the event of a Change of Control prior to Participant’s Termination of Employment, the Option shall vest in full.

4.        Except as otherwise set forth in the Plan, if a Termination of Employment occurs, (a) any portion of the Option that has not vested on such date of Termination of Employment will automatically be forfeited and Participant shall not be entitled to any further rights in respect thereof and (b) in the case of a Termination of Employment that occurs by any reason other than death, Disability or Retirement, Participant will have 90 days from the date of Termination of Employment or until the Grant Expiration Date, whichever period is shorter, to exercise any portion of the Option that is vested and exercisable on the date of Termination of Employment; provided, however, that if the Termination of Employment was a Termination for Cause, as determined by the Administrator, the Option may be immediately canceled by the Administrator.  In the case of a Termination of Employment that occurs due to (a) death or Disability, (1) any portion of the Option that has not yet vested shall vest in full as of the date of such Termination of Employment, and (2) the Option (including any portion that shall have vested pursuant to the preceding clause (a)(1)) shall remain exercisable for one year after such Termination of Employment or the remaining term of the Option, if less; or (b) Retirement, the terms relating to Participant’s exercise rights with respect to any portion of the Option that is vested on the date of Termination of Employment shall be as set forth in the Plan.

5.        Method of Exercise and Payment of Price.

(a)        Method of Exercise.  At any time when all or a portion of the Option is exercisable under the Plan and this Agreement, some or all of the exercisable portion of the Option may be exercised from time to time by written notice to the Company, or such other method of exercise as may be specified by the Company, including without limitation, exercise by electronic means on the web site of the Company’s third-party equity plan administrator, which will:

(i)        state the number of Shares with respect to which the Option is being exercised; and

(ii)        if the Option is being exercised by anyone other than the Participant, if not already provided, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations.

(b)        Payment of Price.  The full exercise price for the portion of the Option being exercised shall be paid to the Company as provided below:

(i)        in cash;

(ii)        by check or wire transfer (denominated in U.S. Dollars);

(iii)        subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired from the Company (whether upon the exercise of an Option or otherwise), have been owned by the Participant for more than six months on the date of surrender (unless this condition is waived by the Administrator), and (B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to the Participant in cash);

(iv)        subject to any conditions or limitations established by the Administrator, by the Company’s retention of the number of Shares otherwise issuable upon exercise of the Option at least equal to the exercise price (it being agreed that any excess of the Fair Market Value of the retained Shares over the aggregate exercise price shall be refunded to the Participant in cash);

(v)        consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator; or

(vi)        any combination of the foregoing methods of payment.

6.        The Option shall be transferable only at Participant’s death, by Participant by will or pursuant to the laws of descent and distribution.

7.        This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America.  The parties agree and acknowledge that the laws of the State of Delaware bear a substantial relationship to the parties and/or this Agreement and that the Option and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Delaware.   In addition, all legal actions or proceedings relating to this Agreement shall be brought exclusively in state or federal courts located in the Commonwealth of Pennsylvania and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts.

8.        The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Administrator.  The parties agree to be bound by the decisions of the Administrator with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement.  The Administrator may delegate its functions under this Agreement to an officer of the Company designated by the Administrator.

9.        The Company may, in its sole discretion, decide to deliver any documents related to the Option grant hereunder and participation in the Plan or future Options that may be granted under the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of option grants and the execution of option agreements through electronic signature.

10.        All notices requests, consents and other communications required or provided hereunder shall be in writing and, if to the Company, shall be delivered or mailed to its principal office, and, if to Participant, shall be delivered either personally or mailed to the address of Participant appearing on the books and records of the Company.

11.        This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.  In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.  This Agreement may not be modified, supplemented or otherwise amended other than pursuant to a written agreement between Company and Participant.

12.        This Agreement is made for the benefit of the Company and any Subsidiary employing the Participant during the term hereof.

13.        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

TELEFLEX INCORPORATED

By:
Name:
Title:

Attest:

Name:
Title:

Participant

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